Exhibit 23.1.2

             <Letterhead of Jones, Jensen & Company>
                   Certified Public Accountants

                  INDEPENDENT AUDITORS' CONSENT
                  -----------------------------

We consent to the incorporation by reference in Registration Statement No. 333-40859 on Form S-8 of our report dated June 3, 1997 (which includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-KSB of Newriders, Inc. for the year ended December 31, 1997.


/s/ Jones, Jensen & Company


 Jones, Jensen & Company
Salt Lake City, Utah
April 8, 1998

   50 South Main Street, Suite 1450, Salt Lake City, Utah 84144
        Telephone (801) 328-4408 * Facsimile (801)328-4461